Exhibit 99.1

News Release

United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports April 2016

Operational Performance

CHICAGO, May 9, 2016 – United Airlines (UAL) today reported April 2016 operational results.

UAL’s April 2016 consolidated traffic (revenue passenger miles) decreased 1.9 percent and consolidated capacity (available seat miles) decreased 0.9 percent versus April 2015. UAL’s April 2016 consolidated load factor decreased 0.9 points compared to April 2015.

The company continues to expect second-quarter 2016 consolidated passenger unit revenue to decline 6.5 to 8.5 percent compared to the second quarter of 2015. The year-over-year performance is primarily impacted by a strong U.S. dollar, lower surcharges, travel reductions from customers impacted by declining oil prices, competitive actions and passenger demand not growing at the same pace as industry capacity.

About United

United Airlines and United Express operate an average of 5,000 flights a day to 336 airports across six continents. In 2015, United and United Express operated more than 1.5 million flights carrying more than 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 715 mainline aircraft, and this year, the airline anticipates taking delivery of 21 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. Approximately 86,000 United employees reside in every U.S. state and in countries around the world. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

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United Reports April 2016 Operational Performance / Page 2

Preliminary Operational Results

	April				Year-to-Date
	2016	2015	Change		2016	2015	Change
REVENUE PASSENGER MILES (000)
Domestic	7,466,643	7,423,758	0.6%		28,117,935	27,756,505	1.3%

International	6,953,112	7,171,048	(3.0%)		27,157,843	27,498,731	(1.2%)
Atlantic	2,669,523	2,788,148	(4.3%)		9,248,314	9,952,611	(7.1%)
Pacific	2,582,258	2,623,551	(1.6%)		10,458,001	10,699,292	(2.3%)
Latin	1,701,331	1,759,349	(3.3%)		7,451,528	6,846,828	8.8%

Mainline	14,419,755	14,594,806	(1.2%)		55,275,778	55,255,236	0.0%
Regional	1,941,499	2,090,079	(7.1%)		7,666,985	7,873,521	(2.6%)
Consolidated	16,361,254	16,684,885	(1.9%)		62,942,763	63,128,757	(0.3%)

AVAILABLE SEAT MILES (000)
Domestic	8,847,950	8,627,780	2.6%		33,614,157	32,718,449	2.7%

International	9,130,738	9,342,454	(2.3%)		35,529,275	35,376,566	0.4%
Atlantic	3,750,278	3,734,707	0.4%		13,298,236	13,606,258	(2.3%)
Pacific	3,311,195	3,378,349	(2.0%)		13,143,552	13,288,957	(1.1%)
Latin	2,069,265	2,229,398	(7.2%)		9,087,487	8,481,351	7.1%

Mainline	17,978,688	17,970,234	0.0%		69,143,432	68,095,015	1.5%
Regional	2,348,138	2,534,486	(7.4%)		9,456,477	9,678,713	(2.3%)
Consolidated	20,326,826	20,504,720	(0.9%)		78,599,909	77,773,728	1.1%

PASSENGER LOAD FACTOR
Domestic	84.4%	86.0%	(1.6	) pts	83.6%	84.8%	(1.2	) pts

International	76.2%	76.8%	(0.6	) pts	76.4%	77.7%	(1.3	) pts
Atlantic	71.2%	74.7%	(3.5	) pts	69.5%	73.1%	(3.6	) pts
Pacific	78.0%	77.7%	0.3	pts	79.6%	80.5%	(0.9	) pts
Latin	82.2%	78.9%	3.3	pts	82.0%	80.7%	1.3	pts

Mainline	80.2%	81.2%	(1.0	) pt	79.9%	81.1%	(1.2	) pts
Regional	82.7%	82.5%	0.2	pts	81.1%	81.3%	(0.2	) pts
Consolidated	80.5%	81.4%	(0.9	) pts	80.1%	81.2%	(1.1	) pts

ONBOARD PASSENGERS (000)
Mainline	7,855	7,743	1.4%		30,132	29,121	3.5%
Regional	3,374	3,674	(8.2%)		13,184	13,818	(4.6%)
Consolidated	11,229	11,417	(1.6%)		43,316	42,939	0.9%

CARGO REVENUE TON MILES (000)
Total	222,109	212,483	4.5%		844,373	874,638	(3.5%)

Note: See Part II, Item 6 Selected Financial Data of the company’s annual report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics

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United Reports April 2016 Operational Performance / Page 3

Second Quarter Preliminary Fuel Costs Per Gallon

Estimated average price per gallon of fuel, excluding hedges	$1.35 - $1.40
Operating cash-settled hedge loss price per gallon	$0.04
Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$1.39 - $1.44
Non-operating cash-settled hedge loss price per gallon[2]	$0.00
Estimated average price per gallon of fuel, including all cash-settled hedges[3]	$1.39 - $1.44

[1]	This price per gallon corresponds to fuel expense in UAL’s income statement
[2]	This price per gallon corresponds to the impact of non-operating hedges that appear in non-operating expense in the income statement
[3]	This price per gallon corresponds to the total economic cost of the company’s fuel consumption including all cash-settled hedges but does not directly correspond to fuel expense in UAL’s income statement

Preliminary Operational Results

	2016	2015	Change
April On-Time Performance[4]	70.5%	61.3%	9.2 pts
April Completion Factor[5]	98.0%	97.8%	0.2 pts

[4]	Based on consolidated scheduled flights arriving on or before scheduled arrival time
[5]	Consolidated completion percentage

Safe Harbor Statement

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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